SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant                               [X]
Filed by a party other than the Registrant            [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section.240-14a-11(c) or Section.240-14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             Templeton Income Trust
                (Name of Registrant as Specified In Its Charter)

                             Templeton Income Trust
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:


    Please vote your proxy today if you haven't already. For duplicate proxy materials please call Georgeson Shareholder Communications, the Fund's proxy agent, at 1-888-654-1722


    If you don't plan to attend the shareholder meeting on Thursday, July 19, and you haven't voted your proxy, there's still time to cast your vote. Please use one of the following methods: for automated phone voting, call 1-800/579-7836 or to speak to a proxy agent, call 1-888/654-1722; by
    Internet, visit WWW.FRANKLINTEMPLETON.COM and click on "Online Proxy Voting"; or by fax, send your proxy to 1-888/796-9932. You'll need the 14-digit control number located on your proxy card to issue voting instructions. REMEMBER, YOUR PROXY COUNTS. PLEASE VOTE TODAY.